Exhibit 4.4

STERLITE INDUSTRIES (INDIA) LIMITED

INDENTURE
Dated as of
October  , 2009

Wilmington Trust Company, Trustee
Citibank, N.A., Securities Administrator

STERLITE INDUSTRIES (INDIA) LIMITED
Reconciliation and tie between Trust Indenture Act
of 1939 and the Indenture, dated as of October  , 20091

		Indenture
	Trust Indenture Act Section	Section
Sec. 310	(a)(1)	12.04
	(a)(2)	12.04
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	12.04
	(b)	12.04
	(c)	N.A.

Sec. 311	(a)	12.11
	(b)	12.11
	(c)	N.A.

Sec. 312	(a)	11.03
	(b)	12.10
	(c)	N.A.

Sec. 313	(a)	11.01
	(b)(1)	N.A.
	(b)(2)	11.01, 12.01
	(c)	11.01
	(d)	11.01

Sec. 314	(a)	11.02, 17.05

[1]	This reconciliation and tie shall not be deemed to be part of the indenture for any purpose.

		Indenture
	Trust Indenture Act Section	Section
	(b)	N.A.
	(c)(1)	17.01
	(c)(2)	17.01
	(c)(3)	N.A.
	(d)	N.A.
	(e)	17.01
	(f)	N.A.

Sec. 315	(a)	12.02
	(b)	12.03, 17.05
	(c)	12.02
	(d)	12.02
	(e)	8.07

Sec. 316	(a)(last sentence)	1.01
	(a)(1)(A)	8.06
	(a)(1)(B)	8.06
	(b)	8.07
	(c)	3.08

Sec. 317	(a)(1)	8.04
	(a)(2)	8.04
	(b)	6.02

Sec. 318	(a)	17.02
	(b)	N.A.
	(c)	17.02

i

     INDENTURE dated as of October  , 2009, between Sterlite Industries (India) Limited, a company incorporated under the laws of the Republic of India, Wilmington Trust Company, as trustee, and Citibank, N.A., as paying agent, registrar, security custodian, transfer agent.
     WITNESSETH:
     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and
     WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That, in consideration of the premises and the purchase of the Securities by the holders thereof for the equal and proportionate benefit of all of the present and future holders of the Securities, each party agrees and covenants as follows:
ARTICLE I
DEFINITIONS
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (c) references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of the Indenture, unless the context otherwise requires.
     Section 1.01 Definitions.
     (a) Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act.
     (b) Unless the context otherwise requires, the terms defined in this Section 1.01(b) shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Authenticating Agent” has the meaning assigned to it in Section 12.09.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Business Day” means, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to remain closed.
     “Capital Stock” means:
          (a) in the case of a corporation, corporate stock;
          (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
          (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.
     “Company” means Sterlite Industries (India) Limited, a company incorporated under the laws of the Republic of India, and shall also include its successors and assigns.
     “Company Order” or “Company Request” means, respectively, a written order or request signed in the name of the Company by the Chairman of the Board of Directors or any of the Company’s Chief Executive Officer or Chief Financial Officer, and delivered to the Trustee and the Securities Administrator.
     “Corporate Trust Office” means, (i) with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890, Attn: Corporate Trust Administration: Sterlite Industries (India) Limited, or any other address that the Trustee may designate from time to time by notice to the Company, the Holders and the Securities Administrator and (ii) with respect to the Securities Administrator, the corporate trust office of the Securities Administrator at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located (a) for purposes other than transfers, exchanges or surrender of the Certificates, at 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Global Transaction Services- Sterlite Industries (India) Limited and (b) for transfers, exchanges or surrender and the Certificates, at 111 Wall Street, 15th Floor, New York, NY 10005, Attention: 15th Floor Window- Sterlite Industries (India) Limited, or any other address that the Securities Administrator may designate from time to time by notice to the Company, the Holders and the Trustee.
     “Currency” means U.S. Dollars or Foreign Currency.

     “Default” has the meaning assigned to it in Section 12.03.
     “Defaulted Interest” has the meaning assigned to it in Section 3.08(b).
     “Depositary” means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.
     “Designated Currency” has the meaning assigned to it in Section 3.12.
     “Discharged” has the meaning assigned to it in Section 13.03.
     “Event of Default” has the meaning specified in Section 8.01.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Exchange Rate” shall have the meaning assigned to it in Section 8.01.
     “Floating Rate Security” means a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.
     “Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.
     “GAAP” means, with respect to any computation required or permitted hereunder, generally accepted accounting principles in effect in the United States of America which are applicable at the date of such computation and which are consistently applied for all applicable periods.
     “Global Security” means any Registered Security evidencing all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(g).
     “holder” and “holder of Securities” are defined under “Securityholder or holder of Securities or holder or registered holder.”
     “Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.
     “Indenture” means this instrument and all indentures supplemental hereto.
     “Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

     “Mandatory Sinking Fund Payment” has the meaning assigned to it in Section 5.01(b).
     “Maturity” means, with respect to any Security, the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.
     “Members” has the meaning assigned to it in Section 3.03(i).
     “Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors or either the Company’s Chief Executive Officer or Chief Financial Officer and delivered to the Trustee and the Securities Administrator.
     “Opinion of Counsel” means a written opinion from legal counsel to the Company. The counsel may be an employee of the Company and who shall be acceptable to the Trustee and the Securities Administrator. Any such Opinion of Counsel shall not be at the expense of the Trustee or the Securities Administrator.
     “Optional Sinking Fund Payment” has the meaning assigned to it in Section 5.01(b).
     “Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.
     “Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation;
     (ii) Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee, the Securities Administrator or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities or from its obligations with respect to which the Company shall have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee and the Securities Administrator has been made; and
     (iii) Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Securities Administrator proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the holders of the requisite principal amount of Securities Outstanding have performed any action hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee and the Securities Administrator shall be protected in relying upon any such action, only Securities that a Responsible Officer of the

Trustee or the Securities Administrator, as applicable, knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee and the Securities Administrator the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In determining whether the holders of the requisite principal amount of Outstanding Securities have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).
     “Paying Agent” has the meaning assigned to it in Section 3.05(a)(ii). The initial Paying Agent shall be the Securities Administrator.
     “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.
     “Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified pursuant to Section 3.01.
     “Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
     “Record Date” means, with respect to any interest payable on any Registered Security on any Interest Payment Date, the close of business on the date specified in such Registered Security for the payment of interest pursuant to Section 3.01.
     “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.
     “Redemption Price” shall mean, in the case of an Original Issue Discount Security, the amount of the principal and interest that would be due and payable as of the Redemption Date upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02 and, in the case of any other Security, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.

     “Register” shall have the meaning assigned to it in Section 3.05(a).

     “Registrar” shall have the meaning assigned to it in Section 3.05(a). The initial Registrar shall be the Securities Administrator.
     “registered holder” is defined under “Securityholder or holder of Securities or holder or registered holder.”
     “Registered Security” shall mean any Security registered as to principal and interest in the Register.
     “Responsible Officers” of the Trustee and the Securities Administrator, as applicable, hereunder shall mean any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Administrator” means Citibank, N.A. in its capacity as paying agent, transfer agent, registrar and security custodian and any permitted successor securities administrator appointed under this Indenture.
     “Security” or “Securities” have the meaning stated in the recitals and more particularly mean one or more of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.
     “Security Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Securities Administrator.
     “Securityholder” or “holder of Securities” or “holder” or “registered holder,” with respect to a Registered Security, means the Person in whose name such Securities shall be registered in the Register kept for that purpose hereunder.
     “Senior Indebtedness” means the principal of (and premium, if any) and unpaid interest on (x) Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such Indebtedness is not senior or prior in right of payment to the Securities and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (y) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. This definition may be modified or superseded by a supplemental indenture.
     “Significant Subsidiary” means (i) any direct or indirect Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof, or (ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
     “Special Record Date” has the meaning assigned to it in Section 3.08(b)(i).
     “Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.
     “Subsidiary” means, when used with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) in the case of a partnership or any other entity other than a corporation, the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.
     “Successor Company” has the meaning assigned to it in Section 3.06(i).
     “Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with the obtaining of materials or services.
     “Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulation thereunder as in effect on the date on this Indenture or any supplemental indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Trustee” means Wilmington Trust Company and any permitted successor trustee, and if at any time there is more than one such trustee, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to Securities of that series.
     “U.S. Dollars” means such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     “U.S. Government Obligations” has the meaning assigned to it in Section 13.03.
     “United States” means the United States of America (including the states and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.
     “Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
     Section 1.02 Incorporation by Reference of the Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and hereby made a part of this Indenture.
     The following Trust Indenture Act terms have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and any successor obligor upon the Securities.
     All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein are used herein as so defined.
ARTICLE II
FORMS OF SECURITIES
     Section 2.01 Terms of the Securities.
     (a) The Securities of each series shall be substantially in the form set forth in a Company Order or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

     (b) The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Trustee and the Securities Administrator, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.
     Section 2.02 Form of Trustee’s Certificate of Authentication.
     (a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual or facsimile signature, shall be valid or become obligatory for any purpose or entitle the holder thereof to any right or benefit under this Indenture, and the certificate of authentication by the Trustee upon any such Security executed on behalf of the Company as aforesaid shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder thereof is entitled to the benefits of this Indenture.
     (b) Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 3.01.
     (c) The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities issued referred to in the within-mentioned Indenture.

Wilmington Trust Company, as Trustee
By:
Authorized Signatory

     Section 2.03 Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities issued referred to in the within-mentioned Indenture.

Wilmington Trust Company, as Trustee
By
As Authenticating Agent

By:
Authorized Signatory

ARTICLE III
THE DEBT SECURITIES
     Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be set forth in a Company Order or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:
     (a) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);
     (b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 15.05);
     (c) the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;
     (d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and, in the case of Registered Securities, the Record Dates for the determination of holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;
     (e) if other than U.S. Dollars, the Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms concerning such payment;
     (f) if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;
     (g) if the principal of, premium, if any, or interest on Securities of the series are to be payable, at the election of the Company or a holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the

Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;
     (h) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee or the Securities Administrator where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, if a different location, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;
     (i) the price or prices at which, the period or periods within which, or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;
     (j) the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (k) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which Securities of the series shall be issuable;
     (l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.02;
     (m) whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;
     (n) provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;
     (o) whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby;
     (p) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;
     (q) the form of the Securities of the series;
     (r) if the Securities of the series are to be convertible into or exchangeable for any securities or property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;
     (s) whether the Securities of such series are subject to subordination and the terms of such subordination;
     (t) any restriction or condition on the transferability of the Securities of such series;

     (u) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;
     (v) any addition or change in the provisions related to supplemental indentures set forth in Sections 15.04 and 15.02 which applies to Securities of such series;
     (w) provisions, if any, granting special rights to holders upon the occurrence of specified events;
     (x) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 8.02 and any addition or change in the provisions set forth in Article VII which applies to Securities of the series;
     (y) any addition to or change in the covenants set forth in Article VI which apply to Securities of the series;
     (z) the provisions, if any, relating to any security or guarantee provided for the Securities of such series; and
     (aa) any other terms of the Securities of the series, or any provisions of this Indenture that shall not apply to such Securities or shall apply as modified by the terms of such Company Order or supplemental indenture.
     Terms of any series of Securities established pursuant to this Section 3.01 shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture. All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to such Company Order, or in any such indenture supplemental hereto.
     Section 3.02 Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Registered Securities in denominations of any integral multiple of $1,000, and shall be payable only in U.S. Dollars.
     Section 3.03 Execution, Authentication, Delivery and Dating.
     (a) The Securities shall be executed in the name and on behalf of the Company by the manual or facsimile signature of the Chairman of the Board of Directors or either the Company’s Chief Executive Officer or Chief Financial Officer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.
     (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee or the Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Securities. The Trustee or the Authenticating Agent shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

     (c) In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee and the Securities Administrator shall receive and, subject to Section 12.02, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 17.01 stating that the conditions precedent, if any, provided for in the Indenture have been complied with.
     (d) Each of the Trustee and the Securities Administrator shall have the right to decline to authenticate and deliver the Securities under this Section if the issue of the Securities pursuant to this Indenture will affect the Trustee’s or the Securities Administrator’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee and the Securities Administrator, as applicable.
     (e) Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Securities of such series.
     (f) Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03, other than a Company Order pursuant to Section 3.03(b), must be delivered only once prior to the authentication and delivery of the first Security of such series; provided, however, that any subsequent request by the Company to the Trustee or the Authenticating Agent to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in any Officer’s Certificate delivered pursuant to this Section 3.03 shall be true and correct as if made on such date.
     (g) If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee or the Securities Administrator to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:
“UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

     (h) Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
     (i) Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Securities Administrator, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Securities Administrator, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a holder is entitled to take under this Indenture or the Securities.
     (j) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by the Authenticating Agent by manual or facsimile signature of one of its Responsible Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
     Section 3.04 Temporary Securities.
     (a) Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee or the Authenticating Agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.
     (b) If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Company in a Place of Payment for such series, without charge to the holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a like principal amount of definitive

Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
     (c) Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Securities Administrator to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.
     Section 3.05 Registrar and Paying Agent.
     (a) The Company will maintain in each Place of Payment for any series of Securities:
     (i) an office or agency where Registered Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Registered Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar; and
     (ii) an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served (the “Paying Agent”).
     (b) Registrar
     (i) The Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.
     (ii) The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Securities Administrator of the name and address of each such agent. If the Company fails to maintain a Registrar for any series, the Securities Administrator shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 12.01. The Company or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.
     (iii) The Company hereby appoints the Securities Administrator at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture.

     (c) Paying Agent
     (i) The hereby appoints the Securities Administrator as Paying Agent to receive all presentations, surrenders, notices and demands.
     (ii) The Company may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee and the Securities Administrator of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Securities Administrator of the name and address of each such agent. The Company or any Wholly Owned Subsidiary thereof may act as Paying Agent.
     Section 3.06 Transfer and Exchange.
     (a) Transfer.
     (i) Upon surrender for registration of transfer of any Registered Security of any series at the Registrar the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Company, the Trustee, the Securities Administrator or the Registrar unless registered at the Registrar by the registered holder, or by his, her or its attorney duly authorized in writing.
     (ii) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     (b) Exchange.
     (i) At the option of the holder, Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Registered Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Registered Securities to be exchanged at the Registrar.
     (ii) Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver, the Securities that the holder making the exchange is entitled to receive.

     (c) Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive individual Securities.
     (i) Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03(h) and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (B) the Company executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable.
     In connection with the exchange of an entire Global Security for individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Securities Administrator for cancellation, and the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, will authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of individual Securities of authorized denominations.
     (ii) The owner of a beneficial interest in a Global Security will be entitled to receive an individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:
     (A) the Security Custodian and Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;
     (B) the Company shall promptly execute and the Trustee or the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to such beneficial owner individual Securities in an equivalent amount to such beneficial interest in such Global Security; and
     (C) the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the holder of a Global Security to issue such individual Securities, the Company expressly acknowledges, with respect to the right of any holder to pursue a remedy pursuant to Section 8.07 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such individual Securities had been issued.

     (iii) If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver, without service charge,
     (A) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and
     (B) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to holders thereof.
     (iv) In any exchange provided for in clauses (i) through (iii), the Company will execute and the Trustee or the Authenticating Agent, upon receipt of a Company Order, will authenticate and deliver individual Securities in registered form in authorized denominations.
     (v) Upon the exchange in full of a Global Security for individual Securities, such Global Security shall be canceled by the Securities Administrator. Individual Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee and the Securities Administrator. The Securities Administrator shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.
     (d) All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.
     (e) Every Registered Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Company, the Trustee, the Securities Administrator or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee, the Securities Administrator and the Registrar, duly executed by the holder thereof or by his, her or its attorney duly authorized in writing.
     (f) No service charge will be made for any registration of transfer or exchange of Securities. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or charge to the holders.
     (g) The Company shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under

Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     (h) Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the Securities Administrator, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Securities Administrator, the Paying Agent, the Registrar or any co-Registrar shall be affected by any notice to the contrary.
     (i) In case a successor Company (“Successor Company”) has executed an indenture supplemental hereto with the Trustee and the Securities Administrator pursuant to Article XV, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee or the Authenticating Agent, upon receipt of a Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.
     (j) Each holder of a Security agrees to indemnify the Company, the Trustee, the Securities Administrator and the Registrar against any liability that may result from the transfer, exchange or assignment of such holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.
     (k) None of the Securities Administrator, the Registrar or the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (l) None of the Securities Administrator, the Registrar or the Trustee nor any agent of the Securities Administrator, the Registrar or the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.
     Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities.
     (a) If (i) any mutilated Security is surrendered to the Securities Administrator at its applicable Corporate Trust Office or (ii) the Company, the Trustee, the Securities Administrator and the Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Trustee, the Securities Administrator and the

Registrar security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company, the Trustee, the Securities Administrator nor the Registrar receives notice that such Security has been acquired by a protected purchaser, then the Company shall execute and the Trustee or the Authentication Agent, upon receipt of a Company Request, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, that neither gain nor loss in interest shall result from such exchange or substitution.
     (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.
     (c) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee, the Securities Administrator or the Registrar) connected therewith.
     (d) Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
     (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.08 Payment of Interest; Interest Rights Preserved.
     (a) Interest on any Registered Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Registered Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, if provided pursuant to Section 3.01 and in accordance with arrangements satisfactory to the Securities Administrator, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder.
     (b) Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall, if such Security is a Registered Security, forthwith cease to be payable to the Registered Holder on the relevant Record Date by virtue of his, her or its having been such a Registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

     (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee and the Securities Administrator in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Securities Administrator an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Securities Administrator for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Securities Administrator shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Securities Administrator of the notice of the proposed payment. The Securities Administrator shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the holders of such Registered Securities at their addresses as they appear in the Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).
     (ii) The Company may make payment of any Defaulted Interest on Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the the Securities Administrator of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Securities Administrator.
     (c) Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 3.09 Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator for cancellation and shall be promptly canceled by it and, if surrendered to the Securities Administrator, shall be promptly canceled by it. The Company may at any time deliver to the Securities Administrator for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Securities Administrator. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Securities Administrator shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Company. The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Securities Administrator for cancellation.
     Section 3.10 Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.11 Currency of Payments in Respect of Securities.
     (a) Except as otherwise specified pursuant to Section 3.01 for Registered Securities of any series, payment of the principal of and premium, if any, and interest on Registered Securities of such series will be made in U.S. Dollars.
     (b) For purposes of any provision of this Indenture where the holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Securities Administrator of amounts due and unpaid for the principal of and premium, if any, and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 3.01 for Securities of such series, as of the date for determining whether the holders entitled to perform such action have performed it or as of the date of such decision or determination by the Securities Administrator, as the case may be.
     (c) Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Company; provided, that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee, the Securities Administrator and all holders of the Securities.
     Section 3.12 Judgments. The Company may provide pursuant to Section 3.01 for Securities of any series that (a) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.
     Section 3.13 CUSIP Numbers. The Company in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Securities Administrator may use such numbers in any notice of redemption or exchange with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee and the Securities Administrator in writing of any change in the CUSIP, ISIN or other similar numbers.
ARTICLE IV
REDEMPTION OF SECURITIES
     Section 4.01 Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made in accordance with such terms (except as otherwise specified pursuant to Section 3.01 for Securities of any series) and in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.
     Section 4.02 Selection of Securities to be Redeemed.
     (a) If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be consented to by the Trustee and the Securities Administrator) notify the Trustee and the Securities Administrator of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Securities Administrator shall select, pro rata by lot, the Securities (or portions thereof) of such series to be redeemed. Unless otherwise provided in the Company Order or supplemental indenture provided for in Section 3.01, no Security of a denomination of $1,000 shall be redeemed in part and Securities may be redeemed in part only in integral multiples of $1,000. In any case where more than one Registered Security of such series is registered in the same name, the Trustee and the Securities Administrator in its discretion may treat the aggregate principal amount so registered as if it were represented by one Registered Security of such series. The Securities Administrator shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.
     (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.
     Section 4.03 Notice of Redemption.
     (a) Notice of redemption shall be given by the Company or, at the Company’s request, by the Securities Administrator in the name and at the expense of the Company, not less than 30 nor more than 60 days prior to the Redemption Date, to the holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 17.05; provided that the Securities Administrator be provided with the draft notice at least 15 days prior to sending such notice of redemption. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Failure to give such notice, or any defect in such notice to the holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the holder of any other Security of such series.
     (b) All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:
     (i) such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a supplemental indenture establishing such series, if such be the case;
     (ii) the Redemption Date;
     (iii) the Redemption Price;
     (iv) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;
     (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, subject to the satisfaction of any condition to such redemption;
     (vi) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price, and that the Securities designated in such notice for redemption are required to be presented on or after such Redemption Date at the designated Place of Payment;
     (vii) that the redemption is for a sinking fund, if such is the case; and
     (viii) if any Security of any series is to be redeemed in part, that on and after the Redemption Date, upon surrender of such Security, such Security will be canceled and a new Security or Securities of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued and delivered without charge to the holder or, in the case of Securities providing appropriate space for such notation, at the option of the holders, the Securities Administrator, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

     (c) A notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Securities specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).
     Section 4.04 Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date for any Registered Securities, the Company shall deposit with the Trustee, the Securities Administrator or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.02) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.
     Section 4.05 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest, in each case subject to the satisfaction of any conditions to such redemption. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
     Section 4.06 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 with, if the Company, the Registrar, the Securities Administrator or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar, the Securities Administrator and the Trustee duly executed by the holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the Trustee or the Authentication Agent, upon receipt of a Company Order, shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee or the Authentication Agent, upon receipt of a Company Order, shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the holder thereof, the Securities Administrator, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

ARTICLE V
SINKING FUNDS
     Section 5.01 Applicability of Sinking Fund.
     (a) Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.01 for Securities of such series, provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.
     (b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.
     Section 5.02 Mandatory Sinking Fund Obligation. The Company may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (1) delivering to the Securities Administrator, Securities of such series in transferable form theretofore purchased or otherwise acquired by the Company or redeemed at the election of the Company pursuant to Section 4.03 or (2) receiving credit for Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Securities Administrator. The Securities Administrator shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Company shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee and the Securities Administrator not less than 45 days prior to the relevant sinking fund payment date a written notice signed on behalf of the Company by its Chairman of the Board of Directors or any of the Company’s Chief Executive Officer or Chief Financial Officer, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Company, at or before the time so required, to give such notice and deliver such Securities the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.
     Section 5.03 Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 5.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Company may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Company to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Company intends to exercise its right to make such optional payment in any year it shall deliver to the Trustee and the Securities Administrator not less than 45 days prior to the relevant sinking fund payment date a certificate signed by its Chairman of the Board of Directors or any of the Company’s Chief Executive

Officer or Chief Financial Officer stating that the Company will exercise such optional right, and specifying the amount which the Company will pay on or before the next succeeding sinking fund payment date. Such certificate shall also state that no Event of Default has occurred and is continuing.
     Section 5.04 Application of Sinking Fund Payment.
     (a) If the sinking fund payment or payments made in funds pursuant to either Section 5.02 or 5.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Company shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Securities Administrator on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the Redemption Price specified pursuant to Section 4.03(b). The Securities Administrator shall select, in the manner provided in Section 4.02, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption of the Securities to be given in substantially the manner provided in Section 4.03(a) for the redemption of Securities in part at the option of the Company, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Securities Administrator to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Securities Administrator and, together with such payment, shall be applied in accordance with the provisions of this Section 5.04. Any and all sinking fund moneys held by the Securities Administrator on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Securities Administrator to the payment of the principal of the Securities of such series at maturity.
     (b) On or prior to each sinking fund payment date, the Company shall pay to the Securities Administrator a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.04.
     (c) The Securities Administrator shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which a Responsible Officer of the Securities Administrator has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Securities Administrator shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Securities Administrator in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.04.
ARTICLE VI
PARTICULAR COVENANTS OF THE COMPANY
     The Company hereby covenants and agrees as follows:
     Section 6.01 Payments of Securities. The Company will duly and punctually pay the principal of and premium, if any, on each series of Securities, and the interest which shall have accrued thereon, at the dates and place and in the manner provided in the Securities and in this Indenture.
     Section 6.02 To Hold Payment in Trust.
     (a) If the Company or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate will segregate and hold in trust for the benefit of the holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such holders or otherwise disposed of as herein provided, and will notify the Trustee and the Securities Administrator of its action or failure to act in that regard. Upon any proceeding under any bankruptcy laws with respect to the Company or any Affiliate thereof, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.
     (b) If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities, then prior to 11:00 a.m., New York City time, on the date on which the principal and premium of, if any, or interest on, any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Company will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee or the Securities Administrator), the Company or any other obligor of such Securities will promptly notify the Trustee and the Securities Administrator of its payment or failure to make such payment.
     (c) If the Paying Agent shall be other than the Trustee or the Securities Administrator, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.02, that such Paying Agent shall:
     (i) hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series in trust for the benefit of the holders of such Securities until such sums shall be paid to such holders or otherwise disposed of as herein provided;

     (ii) give to the Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series; and
     (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.
     (d) Anything in this Section 6.02 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee or the Securities Administrator all sums held in trust by the Company or by any Paying Agent other than the Trustee or the Securities Administrator as required by this Section 6.02, such sums to be held by the Trustee or the Securities Administrator, as applicable, upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.
     (e) Any money deposited with the Trustee, the Securities Administrator or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company upon Company Request along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Company, or (if then held by the Company) shall be discharged from such trust, and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee, the Securities Administrator or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee, the Securities Administrator or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 17.06, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 6.03 Conditional Waiver by Holders of Securities. Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities if the Company shall have obtained and filed with the Trustee and the Securities Administrator, prior to the time of such failure or omission, evidence (as provided in Article IX) of the consent of the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee and the Securities Administrator in respect of any such covenant or condition shall remain in full force and effect.
     Section 6.04 Statement by Officers as to Default. The Company shall deliver to a Responsible Officer of the Trustee and the Securities Administrator as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.
     Section 6.05 Compliance Certificate. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Company shall furnish to the Trustee and the Securities Administrator annually, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president and treasurer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 17.01 of this Indenture.
     Section 6.06 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Securities Administrator, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.07 Corporate Existence. Subject to Article VII below, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, powers (charter and statutory), franchises (registrations to do business) and the corporate, partnership or other existence of each Significant Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time); provided, however, that the Company shall not be required to preserve any such power or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the holders.
ARTICLE VII
MERGER, CONSOLIDATION AND SALE OF ASSETS
     Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities:
     (a) The Company shall not consolidate with or merge with or into any Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of the Company’s properties and assets to any successor Person other than to one or more or the Company’s wholly-owned subsidiaries, unless:
     (i) the Company is the surviving Person or the resulting, surviving or transferee Person, if other than the Company, expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee and the Securities Administrator, in form reasonably satisfactory to the Trustee and the Securities Administrator, the Company’s obligations on any Securities and under this Indenture;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture. A purchase by a Subsidiary of all or substantially all of the assets of another entity shall not be deemed to be a purchase of such assets by the Company; and
     (iii) the Company has delivered to the Trustee and the Securities Administrator an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease, or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.
     (b) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with paragraph (a), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be discharged from all obligations under this Indenture and any Securities.
ARTICLE VIII
REMEDIES OF TRUSTEE AND SECURITYHOLDERS
     Section 8.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:
     (a) default in the payment of any interest on any Security of such series, when the interest becomes due and payable, and continuance of such default for a period of 30 days;
     (b) default in the payment of principal of or any premium on any Security of such series, when the principal or premium becomes due and payable at their Maturity, upon exercise of any repurchase right applicable to such series by call for redemption (otherwise than pursuant to a sinking fund), upon repurchase at the option of the holder thereof, upon acceleration or otherwise;
     (c) the failure of the Company to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 30 days;
     (d) the failure of the Company, subject to the provisions of Section 6.03, to comply with any of its other agreements contained in the Securities of such series or this Indenture (including any indenture supplemental hereto pursuant to which the Securities of such series were issued as contemplated by Section 3.01) (other than an agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series and other than an agreement or covenant in whose performance or whose breach is elsewhere in this Section 8.01 specifically provided for) which failure continues for 90 days (or 120 days in the case of a breach of the covenants contained in Section 11.02 hereof) after written notice of such Default from the Trustee, the Securities Administrator or holders of at least 25% in principal amount of the Securities of such series then Outstanding has been received by the Company;
     (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;
     (f) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by either the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors of the Company; or
     (g) the occurrence of any other Event of Default with respect to Securities of such series as provided in a supplemental indenture or Company Order, if any, applicable to such series of Securities;
provided, however, that no event described in clause (d) or (other than with respect to a payment default) (g) above shall constitute an Event of Default hereunder until a Responsible Officer of the Trustee and of the Securities Administrator has actual knowledge thereof or until a written notice of any such event is received by the Trustee or the Securities Administrator at its applicable Corporate Trust Office, and such notice refers to the facts underlying such event, the Securities generally, the Company and the Indenture.
     Notwithstanding the foregoing provisions of this Section 8.01, if the principal or any premium or interest on any Security is payable in a Currency other than the Currency of the United States and such Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to holders of the Securities by making such payment in the Currency of the United States in an amount equal to the Currency of the United States equivalent of the amount payable in such other Currency, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 8.01, any payment made under such circumstances in the Currency of the United States where the required payment is in a Currency other than the Currency of the United States will not constitute an Event of Default under this Indenture.
     Section 8.02 Acceleration; Rescission and Annulment.
     (a) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if an Event of Default described above in Section 8.01 with respect to Securities of any series at the time Outstanding shall occur and be continuing, then, and in each and every such case, either the Trustee or the holders of 25% or more in principal amount of the Securities of such series then Outstanding may (and upon the written request of the holders of a majority in principal amount of such Securities then Outstanding, the Trustee shall) declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding, if not then due and payable, to be due and payable, and upon any such declaration the same shall become and be immediately due and payable (subject to applicable law), anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding; provided that no Event of Default with respect to Securities of a series, except with respect to an Event of Default under subsections (e) and (f) of Section 8.01 and except to the extent otherwise provided in subsection (d) of Section 8.01, shall constitute an Event of Default with respect to Securities of any other series. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to section 8.01 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.
     (b) This provision, however, is subject to the condition that, if at any time after the principal of all the Securities of such series, to which any one or more of the above-described Events of Default is applicable, shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if,
     (i) the Company has paid or deposited with the Trustee, the Securities Administrator or Paying Agent a sum in the Currency in which such Securities are denominated (subject to section 8.01 and except as otherwise provided pursuant to Section 3.01) sufficient to pay:
     (A) all amounts owing the Trustee, the Securities Administrator and any predecessor trustee or predecessor securities administrator hereunder under Section 12.01(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

     (B) all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by the Securities); and
     (C) the principal of and premium, if any, on any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon; and
     (ii) every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, shall have been waived as provided in Section 8.06 or resolved so that the conditions that caused such Default or Event of Default are no longer outstanding or have otherwise been remedied to the reasonable satisfaction of the Trustee or of the holders of a majority in principal amount of the Securities of such series then Outstanding, or provision deemed by such holders to be adequate therefor shall have been made; provided, however, that no such waiver, rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.
     (c) Any declaration by the Trustee pursuant to this Section 8.02 shall be by written notice to the Company, and any declaration or waiver by the holders of Securities of any series pursuant to this Section 8.02 shall be by written notice to the Company and the Trustee (with a copy to the Securities Administrator).
     (d) For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
     (e) The Company, the Trustee and the Securities Administrator may, to the extent provided in Section 15.01, enter into one or more indentures supplemental hereto with respect to any series of the Securities which may provide for additional or different Events of Default with respect to such series of Securities.
     Section 8.03 Other Remedies. If the Company shall fail for a period of 30 days to pay any installment of interest on the Securities of any series or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by declaration as authorized by this Indenture, or otherwise, or shall fail for a period of 30 days to make any sinking fund payment as to a series of Securities, then, upon demand of the Trustee, the Company will pay to the Securities Administrator or a Paying Agent for the benefit of the holders of Securities of such series then Outstanding the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee, the Securities Administrator and any predecessor trustee or predecessor securities administrator hereunder under Section 12.01(a).
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee, the Securities Administrator and any predecessor trustee or predecessor securities administrator hereunder under Section 12.01(a), shall be for the ratable benefit of the holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.
     Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, and a Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     Section 8.04 Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee and the Securities Administrator any amount due to them and to any predecessor trustee or predecessor securities administrator hereunder under Section 12.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any holder of any Securities in any such proceeding.
     Section 8.05 Priorities. Any moneys or properties collected by the Trustee or the Securities Administrator on its behalf with respect to a series of Securities under this Article VIII shall be applied in the order following, at the date or dates fixed by the Trustee or the Securities Administrator on its behalf for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First: To the payment of all amounts due to the Trustee and the Securities Administrator (including reasonable compensation, disbursements and expenses of its agents, counsel and other professional advisers) and any predecessor trustee and predecessor securities administrator hereunder under Section 12.01(a).
     Second: In case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the chronological order of the Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee or the Securities Administrator on its behalf) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.
     Third: In case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee or the Securities Administrator on its behalf) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.
Any surplus then remaining shall be paid to the Company or as directed by a court of competent jurisdiction.
     Section 8.06 Control by Securityholders; Waiver of Past Defaults. The holders of a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series, provided, however, that, subject to the provisions of Sections 12.01 and 12.02, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to holders not joining in such direction or would involve the Trustee in personal liability. Prior to any declaration accelerating the Maturity of the Securities of any series, the holders of a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of the holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of the principal of, premium, if any, or interest on the Securities of such series or repayment of any repurchase price, if applicable. Upon any such waiver the Company, the Trustee, the Securities Administrator and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.
     Section 8.07 Limitation on Suits. No holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless (i) such holder previously shall have given to the Trustee written notice of the continuance of one or more of the Events of Default specified herein with respect to such series of Securities, (ii) the holders of 25% in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and (iii) indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby shall have been offered to the Trustee, and the Trustee, within 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any holder of any Security of such series; it being understood and intended that no one or more of the holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such holders to institute suit to enforce the payment thereof.
     Section 8.08 Undertaking for Costs. All parties to this Indenture and each holder of any Security, by such holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 8.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any holder of Securities of any series for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.
     This Section 8.08 shall be in lieu of Section 315(e) of the TIA and such Section 3.15(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 8.09 Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to the holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any holder of Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VIII to the Trustee and to the holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the holders of Securities of such series, as the case may be. In case the Trustee or any holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such holder of Securities, then and in every such case the Company, the Trustee, the Securities Administrator and the holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.
ARTICLE IX
CONCERNING THE SECURITYHOLDERS
     Section 9.01 Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instrument or instruments or evidence of electronic consents are delivered to the Trustee or the Securities Administrator and, where it is hereby expressly required, to the Company), or (b) by the record of the holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.
     Section 9.02 Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:
     (a) The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority;
     (b) The ownership of Registered Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series;
     (c) The record of any holders’ meeting shall be proved in the manner provided in Section 10.06;
     (d) The Trustee may require such additional proof of any matter referred to in this Section 9.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one; and
     (e) If the Company shall solicit from the holders of Securities of any series any action, the Company may, at its option, fix in advance a record date for the determination of holders of Registered Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the holders of Registered Securities of record at the close of business on such record date shall be deemed to be holders of Registered Securities for the purpose of determining whether holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Registered Securities of such series shall be computed as of such record date.
     Section 9.03 Persons Deemed Owners.
     (a) The Company, the Trustee, the Securities Administrator and any agent of the Company, the Trustee or the Securities Administrator may treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee, the Securities Administrator nor any agent of the Company, the Trustee or the Securities Administrator shall be affected by notice to the contrary. All payments made to any holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

     (b) None of the Company, the Trustee, the Securities Administrator, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Section 9.04 Effect of Consents. At any time prior to (but not after) the evidencing to the Trustee or the Securities Administrator, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities or of any series of Securities specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee or the Securities Administrator at its applicable Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders of such Security, and of any Securities issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or such other Securities or any Security issued in exchange or substitution therefor.
ARTICLE X
SECURITYHOLDERS’ MEETINGS
     Section 10.01 Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:
     (a) to give any notice to the Company, the Trustee or the Securities Administrator, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article IX;
     (b) to remove the Trustee or the Securities Administrator and nominate a successor trustee pursuant to the provisions of Article X;
     (c) to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 15.02; or
     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.
     Section 10.02 Call of Meetings by Trustee. The Trustee or the Securities Administrator on its behalf may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee or the Securities Administrator on its behalf shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of such series at their addresses as they shall appear on the Register. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

     Section 10.03 Call of Meetings by Company or Securityholders. In case at any time the Company, or the holders of at least 10% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then Outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee or the Securities Administrator on its behalf to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee or the Securities Administrator on its behalf shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.
     Section 10.04 Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee or the Securities Administrator and its counsel and any representatives of the Company and its counsel.
     Section 10.05 Regulation of Meetings.
     (a) Notwithstanding any other provisions of this Indenture, the Trustee or the Securities Administrator on its behalf may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.
     (b) The Trustee or the Securities Administrator on its behalf shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.
     (c) At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series Outstanding held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 10.02 or 10.03 the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 10.06 Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 10.07 No Delay of Rights by Meeting. Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.
ARTICLE XI
REPORTS BY THE COMPANY AND THE TRUSTEE
AND SECURITYHOLDERS’ LISTS
     Section 11.01 Reports by Trustee.
     (a) So long as any Securities are outstanding, the Trustee (or the Securities Administrator on its behalf) shall transmit to holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary of the date of this Indenture deliver to holders a brief report which complies with the provisions of such Section 313(a).
     (b) The Trustee shall, at the time of the transmission to the holders of Securities of any report pursuant to the provisions of this Section 11.01, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any. The Company agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange.
     The Company will reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 11.01 and of Section 11.02.
     Section 11.02 Reports by the Company.

     (a) The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314(a) of the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on EDGAR, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the SEC; and provided further, that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company will satisfy the requirements of this Section 11.02 so long as such entity is an obligor or guarantor on the Securities; and provided further that the reports of such entity will not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity.
     (b) Delivery of such reports, information and documents to the Trustee and the Securities Administrator is for informational purposes only and neither the Trustee’s nor the Securities Administrator’s receipt of such shall constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee and the Securities Administrator are entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Indenture.
     Section 11.03 Securityholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Securities Administrator:
     (a) semi-annually, within 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee or the Securities Administrator may reasonably require of the names and addresses of the holders of Securities to which such Record Date applies, as of such Record Date, and
     (b) at such other times as the Trustee or the Securities Administrator may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that so long as the Securities Administrator shall be the Registrar, such lists shall not be required to be furnished to the Securities Administrator.
ARTICLE XII
CONCERNING THE TRUSTEE
     Section 12.01 Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the holders from time to time of the Securities agree:
     (a) The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The

Company shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its agents, counsel and other professional advisers), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.
     The Company also agrees to indemnify each of the Trustee, each of its officers, directors, employees and agents, and any predecessor Trustee hereunder for, and to hold each harmless against, any and all loss, liability, damage, claim, or expense incurred without its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
     Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     As security for the performance of the obligations of the Company under this Section 12.01(a), the Trustee shall have a lien therefor on any moneys or properties held by the Trustee hereunder to the extent of such obligations, which lien shall be second in priority with respect to any moneys held in trust by the Trustee to pay principal of and interest on any particular Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 12.01(a) shall survive the resignation or removal of the Trustee and any satisfaction and discharge under Article XIII. When the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 8.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or similar laws.
     (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon if the Trustee shall authenticate such certificates) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution, sufficiency or priority of this Indenture or of the Securities (except its certificates of authentication thereon if the Trustee shall authenticate such certificates), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Trustee as to the accuracy or completeness of the information included or incorporated by reference in the offering memorandum or any other information supplied in connection with the Securities.
     (d) The Trustee may consult with counsel of its selection, and, to the extent permitted by Section 12.02 any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel.
     (e) The Trustee, to the extent permitted by Section 12.02, may rely upon the certificate of the General Counsel, Secretary or an Assistant Secretary of the Company as to the adoption of any resolution by the Board of Directors or stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, offering or omitting any action hereunder, the Trustee may request and rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).
     (f) Subject to Section 12.04, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.
     (g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     (h) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the holder of any Security shall be conclusive and binding in respect of such Security upon all future holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.
     (i) Subject to the provisions of Section 12.02, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (j) Subject to the provisions of Section 12.02, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the holders of the Securities shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.
     (k) Subject to the provisions of Section 12.02, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.
     (l) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article VI hereof. Subject to the provisions of Section 12.02, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the holders of not less than 25% of the Outstanding Securities notify the Trustee in writing thereof. In the absence of such actual knowledge or written notice, the Trustee may conclusively assume that there has been no Default or Event of Default.
     (m) Subject to the provisions of the first paragraph of Section 12.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
     (n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and its directors, officers, employees, agents, successors and assigns in each of its capacities hereunder.
     (o) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Securities Administrator and its directors, officers, employees, agents, successors and assigns in each of its capacities hereunder, including, but not limited to, paying agent, registrar, security custodian and transfer agent.
     (p) The Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or the powers granted hereunder.
     (q) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Securities Administrator that the Securities Administrator in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient (the “Email Recipient”) of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Securities Administrator’s Secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

     (r) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          The permissive right of the Trustee to do things enumerated herein shall not be construed as duty on the part of the Trustee and the Trustee shall not be answerable other than for its negligence or willful misconduct in the performance of such acts.
     Section 12.02 Duties of Trustee.
     (a) If one or more of the Events of Default specified in Section 8.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,
     (i) unless and until an Event of Default specified in Section 8.01 with respect to the Securities of any series shall have happened which at the time is continuing,
     (A) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and
     (B) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
     (ii) the Trustee shall not be liable to any holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable to any holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 8.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.
     (c) None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 12.02.
     Section 12.03 Notice of Defaults. Within 90 days after the occurrence thereof, and if known to a Responsible Officer of the Trustee, the Trustee (or the Securities Administrator on its behalf) shall give to the holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to holders at their addresses as the same shall then appear on the Register of the Company, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 8.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Securities of such series.
     Section 12.04 Eligibility; Disqualification.
     (a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     (b) The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 12.04 shall be automatically amended to incorporate such changes.
     Section 12.05 Registration and Notice; Removal. The Trustee, or any successor to it hereafter appointed, or the Securities Administrator, or any successor to it hereafter appointed, may at any time resign and be discharged of the duties hereby created with respect to any one or more or all series of Securities by giving to the Company and the Securities Administrator notice in writing and by mailing notice thereof to the holders of Securities of such series at their addresses as the same shall then appear in the Register of the Company. Such resignation shall take effect upon the appointment of a successor Trustee or successor Securities Administrator, as applicable, and the acceptance of such appointment by such successor Trustee or successor Securities Administrator. Any Trustee or Securities Administrator hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee or Securities Administrator and the delivery to the Company of an instrument or instruments in writing signed by the holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.
     If at any time:
     (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any holder who has been a bona fide holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 12.04 and shall fail to resign after written request therefor by the Company or by any holder who has been a bona fide holder of a Security for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
     Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 12.01(a) shall survive its resignation or removal.
     Section 12.06 Successor Trustee by Appointment.
     (a) In case at any time the Trustee or the Securities Administrator shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 12.04(b), in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee or successor Securities Administrator with respect to the Securities of that or those series (it being understood that any such successor Trustee or successor Securities Administrator may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee and one Securities Administrator with respect to the Securities of any series) may be appointed by the holders of a majority in principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such holders and filed, one original thereof with the Company and the other with the successor Trustee or successor Securities Administrator; but, until a successor Trustee or successor Securities Administrator shall have been so appointed by the holders of Securities of that or those series as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 12.04 and 12.05, upon the appointment as aforesaid of a successor Trustee or successor Securities Administrator with respect to the Securities of any series, the Trustee or Securities Administrator with respect to the Securities of such series shall cease to be Trustee or Securities Administrator hereunder. After any such appointment other than by the holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the holders of Securities of such series at their addresses as the same shall then appear on the Register of the Company but any successor Trustee or successor Securities Administrator with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee or successor Securities Administrator appointed by the holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.
     (b) If any Trustee with respect to the Securities of one or more series shall resign because of conflicting interest as provided in Section 12.04(b) and a successor Trustee shall not have been appointed by the Company or by the holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 12.06 within three months after such appointment might have been made hereunder, the holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.
     (c) Any successor Trustee or successor Securities Administrator appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee or predecessor Securities Administrator and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee or successor Securities Administrator, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee or predecessor Securities Administrator with like effect as if originally named as Trustee hereunder, and such predecessor Trustee or predecessor Securities Administrator, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee or successor Securities Administrator shall be entitled to receive, all moneys and properties held by such predecessor Trustee or predecessor Securities Administrator, as applicable, as Trustee or Securities Administrator hereunder. Nevertheless, on the written request of the Company, the successor Trustee, the successor Securities Administrator or of the holders of at least 10% in principal amount of the Securities of such series then Outstanding, such predecessor Trustee or predecessor Securities Administrator, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee or successor Securities Administrator upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee or predecessor Securities Administrator and shall assign, transfer and deliver to the successor Trustee or successor Securities Administrator, as applicable, all moneys and properties held by such predecessor Trustee or predecessor Securities Administrator; and, upon request of any such successor Trustee or successor Securities Administrator and the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee or successor Securities Administrator all such authority, rights, powers, trusts, immunities, duties and obligations.
     Section 12.07 Successor Trustee by Merger. Any Person into which the Trustee or any successor to it or the Securities Administrator or any successor to it in the duties created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator or any such successor to them shall be a party, or any Person to which the Trustee or the Securities Administrator or any successor to them shall sell or otherwise transfer all or substantially all of its business relating the duties created by this Indenture or (in the case of the Trustee) the corporate trust business of the Trustee, shall be the successor Trustee or Securities Administrator, as applicable, under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that, in the case of the Trustee, such Person shall be otherwise qualified and eligible under this Article and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto. In case at the time such successor to the Trustee or the Securities Administrator shall succeed to the duties created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee or the Securities Administrator then in office, any successor to such Trustee or Securities Administrator may adopt the certificate of authentication of any predecessor Trustee or Securities Administrator, as applicable, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or the Securities Administrator may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee or the successor Securities Administrator; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee or the Securities Administrator shall have;

provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or predecessor Securities Administrator or authenticate Securities in the name of any predecessor Trustee or predecessor Securities Administrator shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 12.08 Right to Rely on Officer’s Certificate or Opinion of Counsel. Subject to Section 12.02, and subject to the provisions of Section 17.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee or the Securities Administrator shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee or the Securities Administrator, be deemed to be conclusively proved and established by an Officer’s Certificate or Opinion of Counsel with respect thereto delivered to the Trustee and the Securities Administrator, and such Officer’s Certificate or Opinion of Counsel, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee or the Securities Administrator as determined by a court of competent jurisdiction in a final and non-appealable decision, shall be full warrant to the Trustee and the Securities Administrator for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 12.09 Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities, and the Trustee shall give written notice of such appointment to all holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. The Trustee initially appoints the Securities Administrator as Authenticating Agent.
     Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XII, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XII, it shall resign immediately in the manner and with the effect specified in this Article XII.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this

Article XII, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 12.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 12.09.
     The Trustee agrees to pay to each Authenticating Agent (other than the Securities Administrator as Authenticating Agent) from time to time reasonable compensation for its services under this Section 12.09, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 12.01.
     Section 12.10 Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Securities Administrator, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.
     Section 12.11 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
ARTICLE XIII
SATISFACTION AND DISCHARGE; DEFEASANCE
     Section 13.01 Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.
     Section 13.02 Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of and premium, if any, and interest on such Securities) and the

Trustee or the Securities Administrator, as applicable, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when,
     (a) either:
     (i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.02) have been delivered to the Securities Administrator for cancellation; or
     (ii) all Securities of such series not theretofore delivered to the Securities Administrator for cancellation,
     (A) have become due and payable, or
     (B) will become due and payable at their Stated Maturity within one year, or
     (C) are to be called for redemption within one year under arrangements satisfactory to the Securities Administrator for the giving of notice by the Securities Administrator in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Securities Administrator or Paying Agent as trust funds in trust for the purpose an amount in the Currency in which such Securities are denominated (except as otherwise provided pursuant to Section 3.01) sufficient to pay and discharge the entire Indebtedness on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Securities Administrator is required to return the moneys then on deposit with the Securities Administrator to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee and the Securities Administrator an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and the Securities Administrator under Section 12.01 are, if money shall have been deposited with the Securities Administrator pursuant to subclause (B) of clause (a)(i) of this Section, the obligations of the Securities Administrator under Section 13.07 and the last paragraph of Section 6.02(e) shall survive.
     Section 13.03 Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Article VII with respect to Securities of any series (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied:
     (i) The Company shall have deposited or caused to be deposited irrevocably with the Securities Administrator as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Trustee on behalf of the holders of the Securities of such series (A) money in an amount, or (B) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (C) a combination of (A) and (B), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due;
     (ii) No Event of Default or event (including such deposit) that, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit); and
     (iii) The Company shall have delivered to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that holders of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Securities of such series being Discharged, the Opinion of Counsel must also state that the basis for the foregoing tax treatment is that (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling to that effect or (2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law.
     “Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee and the Securities Administrator, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of holders of Securities of such series to receive, from the trust fund described in clause (i) above, payment of the principal of and premium, if any, interest on such Securities when such payments are due, and (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.05, 3.06, 3.07, 13.06 and 13.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.
     “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.
     Section 13.04 Repayment to Company. The Trustee, the Securities Administrator and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Request any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee or the Securities Administrator under any escrow trust agreement entered into pursuant to Section 13.06. The provisions of the last paragraph of Section 6.02 shall apply to any money held by the Trustee, the Securities Administrator or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 13.03.
     Section 13.05 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and the Securities Administrator against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.
     Section 13.06 Deposits to Be Held in Escrow. Any deposits with the Securities Administrator referred to in Section 13.03 above shall be irrevocable (except to the extent provided in Sections 13.04 and 13.07) and shall be made under the terms of an escrow trust agreement. If any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee and the Securities Administrator for the giving of notice of redemption by the Trustee or the Securities Administrator in the name, and at the expense, of the Company. The agreement shall provide that, upon satisfaction of any Mandatory Sinking Fund Payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Securities Administrator shall pay or deliver over to the Company as excess moneys pursuant to Section 13.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.
     If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Securities Administrator on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Securities

Administrator shall pay or deliver over to the Company as excess funds pursuant to Section 13.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of Optional Sinking Fund Payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the Securities Administrator of funds pursuant to such exercise the Securities Administrator pay or deliver over to the Company as excess funds pursuant to Section 13.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.
     Section 13.07 Application of Trust Money.
     (a) Neither the Trustee, the Securities Administrator nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time outstanding, as the case may be, shall be repaid by the Trustee, the Securities Administrator or such other paying agent to the Company upon its written request and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of the holders of Securities of such series in respect of which such moneys shall have been deposited shall be enforceable only against the Company, and all liability of the Trustee, the Securities Administrator or such other paying agent with respect to such moneys shall thereafter cease.
     (b) Subject to the provisions of the foregoing paragraph, any moneys which at any time shall be deposited by the Company or on its behalf with the Securities Administrator or any other paying agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Securities Administrator or such other paying agent in trust for the respective holders of the Securities for the purpose for which such moneys shall have been deposited; but such moneys need not be segregated from other funds except to the extent required by law.
     Section 13.08 Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the Securities of such series are issued.
ARTICLE XIV
IMMUNITY OF CERTAIN PERSONS
     Section 14.01 No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any director, officer, employee, incorporator, stockholder or partner as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any director, officer, employee, incorporator, stockholder or partner as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such director, officer, employee, incorporator, stockholder and partner is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.
ARTICLE XV
SUPPLEMENTAL INDENTURES
     Section 15.01 Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Company, the Trustee and the Securities Administrator may amend or supplement this Indenture or the Securities of any series without prior notice to, or the consent of, the holders, for any one or more of or all the following purposes:
     (a) to add to the covenants and agreements to be observed, and to add Events of Default, in each case for the protection or benefit of the holders of Securities of all or any series (and if such amendment or supplement is to be for the benefit of fewer than all series of Securities, stating that such amendment or supplement, as the case may be, is being made for the benefit of such series as shall be identified therein), or to surrender any right or power conferred herein upon the Company; or
     (b) to delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Section 3.01 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the holders of such Securities in connection therewith; or
     (c) to add to or change any of the provisions of this Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on Registered Securities; provided that any such action shall not adversely affect the interests of the holders of Securities of any series in any material respect;
     (d) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture or any supplemental indenture; or
     (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 12.06(c); or

     (f) to secure any series of Securities; or
     (g) to evidence any changes to this Indenture for the removal of Trustee pursuant to Section 12.05, appointment of Trustee pursuant to Section 12.06 or replacement of Trustee resulting from merger, conversion or consolidation pursuant to Section 12.07; or
     (h) to cure any ambiguity or to correct or supplement any provision contained in this Indenture or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained in this Indenture or in any indenture supplemental hereto, or to make any other provisions with respect to matters or questions arising under this Indenture or in any indenture supplemental hereto which shall not materially and adversely affect the interests of any holder of Securities of any affected series; provided that no such provisions shall be deemed to adversely effect the holders of any affected series of Securities if such change is made to conform the terms of such Securities to the terms described in the offering document used in the initial distribution thereof;
     (i) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or
     (j) to add guarantors or co-obligors with respect to any series of Securities;
     (k) to provide for uncertificated securities in addition to certificated securities;
     (l) to prohibit the authentication and delivery of additional Securities of any series; or
     (m) to establish the form and terms of Securities of any series as permitted in Section 3.01, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed; or
     (n) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any of the Securities hereunder, provided that any such action shall not adversely affect the interests of any holder of Securities of any affected series in any material respect as evidenced by an Opinion of Counsel; or
     (o) to make any change to this Indenture of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel, provided that any such change shall not adversely affect the interests of any holder of Securities of any affected series in any material respect; or
     (p) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply.
     Subject to the provisions of Section 15.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

     Any supplemental indenture authorized by the provisions of this Section 15.01 may be executed by the Company, the Securities Administrator and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 15.02.
     Section 15.02 With Consent of Securityholders; Limitations.
     (a) With the consent (evidenced as provided in Article IX) of the holders of a majority in aggregate principal amount of the Outstanding Securities of each affected series, the Company, the Securities Administrator and the Trustee may, from time to time and at any time, amend or supplement this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such amendment or supplement shall, without the consent of the holder of each Outstanding Security affected thereby (and without the consent of the Trustee as to (iii) below),
     (i) extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal and premium, if any, that would be due and payable upon a declaration of acceleration of the Maturity thereof, or impair the right to institute suit for the enforcement of any payment on any Security or adversely affect any right to convert or exchange any Security; or
     (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose holders is required for any amendment or supplement, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture; or
     (iii) modify the rights, duties or immunities of the Trustee;
     (iv) modify the provisions with respect to the repurchase rights of the holders, as applicable, in Securities of such series in a manner adverse to holders thereof; or
     (v) alter the manner of calculation or rate of accrual of interest, repurchase price or the conversion rate, as applicable, on any Security of such series or extend the time for payment of any such amount; or
     (vi) modify any of the provisions of this Section, Section 6.03 or Section 8.06, except to increase any the respective percentages referred to therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and any concomitant changes or the deletion of this proviso, in accordance with the requirements of Sections 12.06 and 15.01(e).
     (b) A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.
     (c) It shall not be necessary for the consent of the Securityholders under this Section 15.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     (d) The Company may set a record date for purposes of determining the identity of the holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of holders furnished to the Trustee and the Securities Administrator prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.
     (e) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 15.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the holders of Securities at their addresses as the same shall then appear in the Register of the Company. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 15.03 Trustee Protected. Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 17.01 and by:
     (a) a supplemental indenture duly executed on behalf of the Company;
     (b) an Opinion of Counsel, stating that said supplemental indenture complies with, and that the execution thereof is authorized or permitted by, the provisions of this Indenture and that all conditions precedent have been met; and
     (c) if said supplemental indenture shall be executed pursuant to Section 15.02, evidence (as provided in Article IX) of the consent thereto of the Securityholders required to consent thereto as in Section 15.02 provided, the Trustee and the Securities Administrator shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Securities Administrator, as applicable, may in its discretion, but shall not be obligated to, enter into said supplemental indenture.
     Section 15.04 Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Securities Administrator, the Company and the holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 15.05 Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee and the Securities Administrator as to any matter provided for in such supplemental indenture. If the Company, the Trustee or the Securities Administrator shall so determine, new Securities so modified as to conform, in the opinion of the Trustee, the Securities Administrator and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or the Authentication Agent in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the holders of the Securities.
     Section 15.06 Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
ARTICLE XVI
SUBORDINATION OF SECURITIES
     Section 16.01 Agreement to Subordinate. In the event a series of Securities is designated as subordinated pursuant to Section 3.01(s), and except as otherwise provided in a Company Order or in one or more indentures supplemental hereto, the Company, for itself, its successors and assigns, covenants and agrees, and each holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. In the event a series of Securities is not designated as subordinated pursuant to Section 3.01(s), this Article XVI shall have no effect upon the Securities.
     Section 16.02 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Subject to Section 16.01, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):
     (a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the holders of the Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on Indebtedness evidenced by the Securities; and
     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Securities, the Trustee or the Securities Administrator would be entitled except for the provisions of this Article XVI shall be paid by the liquidation trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and
     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee, the Securities Administrator or the holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee and the Securities Administrator, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
     Subject to the payment in full of all Senior Indebtedness, the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article XVI are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article XVI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Securities the principal of (and premium, if any) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee, the Securities Administrator or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVI of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article XVI, the Trustee and the Securities Administrator, subject to the provisions of Section 16.05, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Securities Administrator for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XVI.
     With respect to the holders of Senior Indebtedness, each of the Trustee and the Securities Administrator undertakes to perform or observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee or the Securities Administrator. The Trustee and the Securities Administrator, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee and the Securities Administrator shall not be liable to any such holder if it shall pay over or distribute to or on behalf of holders of Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XVI.
     Section 16.03 No Payment on Securities in Event of Default on Senior Indebtedness. Subject to Section 16.01, no payment by the Company on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at anytime if: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Company has received notice of such default. The Company may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
     In the event that, notwithstanding the foregoing, any payment shall be received by the Securities Administrator when such payment is prohibited by the preceding paragraph of this Section 16.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee and the Securities Administrator in writing within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee and the Securities Administrator shall be paid to the holders of such Senior Indebtedness.
     Section 16.04 Payments on Securities Permitted. Subject to Section 16.01, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 16.02 and 16.03, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee or the Securities Administrator of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless a Responsible Officer of the Trustee or the Securities Administrator shall have received at its applicable Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee and the Securities Administrator of such holding of Senior

Indebtedness or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.
     Section 16.05 Authorization of Securityholders to Trustee to Effect Subordination. Subject to Section 16.01, each holder of Securities by his acceptance thereof authorizes and directs the Trustee (or the Securities Administrator on its behalf) on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XVI and appoints the Trustee or the Securities Administrator his attorney-in-fact for any and all such purposes.
     Section 16.06 Notices to Trustee. Subject to Section 16.01, notwithstanding the provisions of this Article XVI or any other provisions of this Indenture, neither the Trustee, the Securities Administrator nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee, the Securities Administrator or such Paying Agent, unless and until a Responsible Officer of the Trustee, the Securities Administrator or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee or the Securities Administrator, at the applicable Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee and the Securities Administrator of such holding of Senior Indebtedness or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee and the Securities Administrator shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security) a Responsible Officer of the Trustee or the Securities Administrator shall not have received with respect to such moneys or assets the notice provided for in this Section 16.06, then, anything herein contained to the contrary notwithstanding, the Trustee and the Securities Administrator shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee and the Securities Administrator shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee or the Securities Administrator determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVI, the Trustee or the Securities Administrator may request such Person to furnish evidence to the reasonable satisfaction of the Trustee and the Securities Administrator as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI and, if such evidence is not furnished, the Trustee or the Securities Administrator may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 16.07 Trustee as Holder of Senior Indebtedness. Subject to Section 16.01, each of the Trustee and the Securities Administrator in its individual capacity shall be entitled to all the rights set forth in this Article XVI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee or the Securities Administrator of any of its rights as such holder. Nothing in this Article XVI shall apply to claims of, or payments to, the Trustee or the Securities Administrator under or pursuant to Sections 8.05 or 12.01.
     Section 16.08 Modifications of Terms of Senior Indebtedness. Subject to Section 16.01, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the Securities, the Trustee or the Securities Administrator. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XVI or of the Securities relating to the subordination thereof.
     Section 16.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 16.01, upon any payment or distribution of assets of the Company referred to in this Article XVI, the Trustee, the Securities Administrator and the holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee, to the Securities Administrator or to the holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution to holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.
     Section 16.10 Satisfaction and Discharge; Defeasance and Covenant Defeasance. Subject to Section 16.01, amounts and U.S. Government Obligations deposited in trust with the Trustee or the Securities Administrator pursuant to and in accordance with Article XIII and not, at the time of such deposit, prohibited to be deposited under Sections 16.02 or 16.03 shall not be subject to this Article XVI.
ARTICLE XVII
MISCELLANEOUS PROVISIONS
     Section 17.01 Certificates and Opinions as to Conditions Precedent.
     (a) Upon any request or application by the Company to the Trustee and the Securities Administrator to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee and the Securities Administrator (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
     (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee and the Securities Administrator with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to TIA Section 314(a)(4)) must comply with TIA Section 314(a) and shall include (i) a statement that the Person making giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.
     (c) Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.
     (d) Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee and the Securities Administrator shall contain a statement that such firm is independent.
     (e) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     (f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 17.02 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.
     Section 17.03 What Constitutes Action by Board of Directors. Whenever action is required by this Indenture by the Board of Directors of the Company and there is at the time constituted a committee of the Board of Directors duly authorized to take such action, or a committee of officers or other representatives of the Company so authorized by the Board of Directors, such action by such a committee shall be deemed to be the action of the Board of Directors and shall be sufficient for all purposes of this Indenture where action by the Board of Directors is specified.
     Section 17.04 Notices to the Company and Trustee. Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Company, the Trustee or the Securities Administrator shall be sufficiently made, given, furnished or filed for all purposes if it shall be in writing and mailed or delivered to:
          (a) the Company, at Sterlite Industries (India) Limited, Vedanta, 75 Nehru Road,Vile Parle (East), Mumbai, Maharashtra 400-099, India, Attention: Chief Financial Officer, or at such other address as may have been furnished in writing to the Trustee by the Company, with a copy to Latham & Watkins LLP, 80 Raffles Place, #14-20 UOB Plaza 2, Singapore 048624, Attention: Michael W. Sturrock, facsimile no: +(65) 6536-1171,
          (b) the Trustee, at its Corporate Trust Office.
          (c) the Securities Administrator, at its Corporate Trust Office.
Any such notice, demand or other document shall be in the English language.
          Section 17.05 Notices to Securityholders; Waiver. Any notice or report required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),
     (a) if to Registered Holders, if given in writing by first class mail, postage prepaid, to such holders at their addresses as the same shall appear on the Register of the Company.
     (b) In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee or the Securities Administrator shall constitute sufficient notice for every purpose hereunder.
     (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee (with a copy to the Securities Administrator), but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder shall affect the sufficiency of such notice with respect to other holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to holders is given by publication, any defect in any notice so published as to any particular holder shall not affect the sufficiency of such notice with respect to other holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.
     (d) Each such notice or report shall also be delivered pursuant to this Section 17.05 to any Person described in TIA Section 313(c) to the extent required by the TIA.
     Section 17.06 Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.
     Section 17.07 Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 17.08 Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.
     Section 17.09 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 17.10 Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Securities.
     Section 17.11 Counterparts Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 17.12 Governing Law. This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.
     Section 17.13 Force Majeure. In no event shall the Trustee or the Securities Administrator be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Securities Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 17.14 Waiver of Jury Trial.
     EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.
     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

STERLITE INDUSTRIES (INDIA) LIMITED as Issuer
By:
Name:
Title:

WILMINGTON TRUST COMPANY as Trustee
By:
Name:
Title:

CITIBANK, N.A. as Securities Administrator
By:
Name:
Title: